UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Name of Registrant as Specified in its Charter)

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Proxy Statement and

Notice of Annual Meeting of Stockholders

To Be Held July 14, 2009

Dear Stockholder:

On Tuesday, July 14, 2009, we will hold our 2009 annual meeting of stockholders at The Island Hotel, Yorba Room, 690 Newport Center Drive, Newport Beach, California 92660. The meeting will begin at 11:00 a.m. Pacific daylight time. Directions to the meeting can be obtained by calling (866) 584-1381.

We are holding this meeting to:

1.	Elect five directors to hold office for one-year terms expiring in 2010.

The Board of Directors recommends a vote FOR each nominee

2.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Your board of directors has selected April 15, 2009 as the record date for determining stockholders entitled to vote at the meeting.

The proxy statement, proxy card and our 2008 annual report to stockholders are being mailed to you on or about April 27, 2009.

Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy: (1) via the internet; (2) by telephone; or (3) by mail, using the enclosed proxy card.

Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 14, 2009:

Our proxy statement, form of proxy card and 2008 annual report to stockholders are also available at

http://www.proxyvoting.com/kbsreit2

By Order of the Board of Directors

Charles J. Schreiber, Jr.
Chairman

Newport Beach, California

April 27, 2009

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote your shares at the 2009 annual stockholders meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is designed to assist you in voting.

Q:	What is a proxy?

A:	A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Charles J. Schreiber, Jr., Peter McMillan III, David E. Snyder and Stacie K. Yamane, each of whom are our officers, as your proxies, and you are giving them permission to vote your shares of common stock at the annual meeting. The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. In this case, they will vote FOR all of the director nominees. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of common stock. This is why it is important for you to return the proxy card to us (or submit your proxy via the internet or by telephone) as soon as possible whether or not you plan on attending the meeting.

Q:	When is the annual meeting and where will it be held?

A:	The annual meeting will be held on Tuesday, July 14, 2009, at 11:00 a.m. Pacific daylight time at The Island Hotel, Yorba Room, 690 Newport Center Drive, Newport Beach, California 92660.

Q:	Who is entitled to vote?

A:	Anyone who owned our common stock at the close of business on April 15, 2009, the record date, is entitled to vote at the annual meeting. However, our advisor, KBS Capital Advisors LLC, which owned 20,000 shares of our common stock as the record date, has agreed to abstain from voting any of its shares in any vote for the election of directors, any vote regarding the removal of the advisor or its affiliates, or any vote regarding a transaction between us and the advisor or its affiliates.

Q:	How many shares of common stock are outstanding?

A:	As of April 15, 2009 there were 49,835,175 shares of our common stock outstanding and entitled to vote.

Q:	What constitutes a quorum?

A:	A quorum consists of the presence in person or by proxy of stockholders holding a majority of the outstanding shares. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. If you submit your proxy, even if you abstain from voting, then you will at least be considered part of the quorum.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of common stock you held as of the record date.

Q:	What may I vote on?

A:	You may vote on the election of nominees to serve on the board of directors and on any other proposal properly brought before the annual meeting.

Q:	How does the board of directors recommend I vote on the proposal?

A:	The board of directors recommends a vote FOR each of the nominees for election as director who are named in this proxy statement.

Q:	How can I vote?

A:	You can vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	by mail, by completing, signing, dating and returning the enclosed proxy card;
•	via the internet at http://www.proxyvoting.com/kbsreit2; or
•	by telephone, by calling (800) 404-7833.

For those stockholders with internet access, we encourage you to vote via the internet, since it is quick, convenient and provides a cost savings to us. When you vote via the internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see the enclosed proxy card. Voting via the internet is permitted under Section 2-507(c)(3) of the Maryland General Corporation Law.

If you elect to attend the meeting, you can submit your vote in person, and any previous votes that you submitted, whether by internet, telephone or mail, will be superseded.

Q:	What if I submit my proxy and then change my mind?

A:	You have the right to revoke your proxy at any time before the meeting by:

(1)	notifying Peter McMillan III, our Secretary;
(2)	attending the meeting and voting in person;
(3)	returning another proxy card dated after your first proxy card, if we receive it before the annual meeting date; or
(4)	recasting your proxy vote via the internet or by telephone.

Only the most recent proxy vote will be counted and all others will be discarded regardless of the method of voting.

Q:	Will my vote make a difference?

A:	Yes. Your vote could affect the composition of our board of directors. Moreover, your vote is needed to ensure that the proposal can be acted upon. Because we are a widely held company, YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:	What are the voting requirements to elect the board of directors?

A:	Under our charter a majority of the votes present in person or by proxy at the meeting is required for the election of the directors. This means that a director nominee needs to receive more votes for his or her election than against his or her election in order to be elected to the board. Because of this majority vote requirement, “withhold” votes will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the annual meeting other than the election of directors, if any other business is properly presented at the annual meeting, your submitted proxy gives authority to Charles J. Schreiber, Jr., Peter McMillan III, David E. Snyder and Stacie K. Yamane, and each of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q:	When are the stockholder proposals for the next annual meeting of stockholders due?

A:	Stockholders interested in nominating a person as a director or presenting any other business for consideration at our annual meeting of stockholders in 2010 may do so by following the procedures prescribed in Section 2.12 of our Bylaws and in the SEC’s Rule 14a-8. To be eligible for presentation to and action by the stockholders at the 2010 annual meeting, director nominations and other stockholder proposals must be received by Peter McMillan III, our Secretary, no later than January 27, 2010. To also be eligible for inclusion in our proxy statement for the 2010 annual meeting, director nominations and other stockholder proposals must be received by Mr. McMillan by December 28, 2009.

Q:	Who pays the cost of this proxy solicitation?

A:	We will pay all of the costs of soliciting these proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:	No. In addition to mailing proxy solicitation material, our directors and employees of our advisor or its affiliates, as well as third-party proxy service companies we retain, may also solicit proxies in person, via the internet, by telephone or by any other electronic means of communication we deem appropriate. We currently have no arrangements with paid solicitors.

Q:	Where can I find more information?

A:	We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the web site maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

CERTAIN INFORMATION ABOUT MANAGEMENT

The Board of Directors

We operate under the direction of our board of directors. The board of directors oversees our operations and makes all major decisions concerning our business. During 2008 our board of directors held eight meetings and acted by written consent on six occasions. For biographical information regarding our directors, see “ – Executive Officers and Directors.”

Our board has established two committees: the audit committee and the conflicts committee. Information regarding each of these committees is set forth below.

Director Independence

Although our shares are not listed for trading on any national securities exchange, a majority of the members of our board of directors, and all of the members of the audit committee and the conflicts committee are “independent” as defined by the New York Stock Exchange. The New York Stock Exchange standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The board of directors has determined that Hank Adler, Barbara R. Cambon and Stuart A. Gabriel each satisfies the bright-line criteria and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the board. None of these directors has ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies or received any compensation from us or any such other entities except for compensation directly related to service as a director. Therefore, we believe that all of these directors are independent directors.

The Audit Committee

General

The audit committee’s function is to assist our board of directors in fulfilling its responsibilities by overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and our internal audit function. The audit committee fulfills these responsibilities primarily by carrying out the activities enumerated in the audit committee charter adopted by our board of directors in 2008. The audit committee charter is not currently available on our web site. A copy of the audit committee charter is included as an appendix to this proxy statement.

The members of the audit committee are Hank Adler (Chairman), Barbara R. Cambon and Stuart A. Gabriel. All of the members of the audit committee are “independent” as defined by the New York Stock Exchange. All members of the audit committee have significant financial and/or accounting experience, and the board of directors has determined that Professor Adler satisfies the SEC’s requirements for an “audit committee financial expert.” During 2008 the audit committee met four times.

Independent Auditors

During the year ended December 31, 2008, Ernst & Young LLP served as our independent auditor and provided certain tax and other services. Ernst & Young has served as our independent auditor since our formation. We expect that Ernst & Young representatives will be present at the annual meeting of stockholders and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Ernst & Young representatives will be available to respond to appropriate questions posed by stockholders. The audit committee anticipates that it will engage Ernst & Young as our independent auditors to audit our financial statements for the year ended December 31, 2009, subject to agreeing on fee estimates for the audit work. The audit committee may, however, select new auditors at any time in the future in its discretion if it deems such decision to be in our best interests. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

Pre-Approval Policies

The audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services in order to ensure that the provision of such services does not impair the auditors’ independence. In determining whether or not to pre-approve services, the audit committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee, may, in its discretion, delegate one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

All services rendered by Ernst & Young for the year ended December 31, 2008 were pre-approved in accordance with the policies and procedures described above.

Principal Auditor Fees

The audit committee reviewed the audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of the non-audit service fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by Ernst & Young for the years ended December 31, 2008 and 2007, are set forth in the table below.

	2008	2007
Audit fees	$460,000	$44,000
Audit-related fees	–	–
Tax fees	$12,000	–
All other fees	–	–

Total	$472,000	$44,000

For purposes of the preceding table, Ernst & Young’s professional fees are classified as follows:

•

Audit fees – These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Ernst & Young in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•

Audit-related fees – These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•

Tax fees – These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All other fees – These are fees for any services not included in the above-described categories.

Report of the Audit Committee

The function of the audit committee is oversight of the financial reporting process on behalf of the board of directors. Management has responsibility for the financial reporting process, including the system of internal control over financial reporting, and for the preparation, presentation and integrity of our financial statements. In addition, the independent auditors devote more time and have access to more information than does the audit committee. Membership on the audit committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. Accordingly, in fulfilling their responsibilities, it is recognized that members of the audit committee are not, and do not represent themselves to be, performing the functions of auditors or accountants.

In this context, the audit committee reviewed the 2008 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with Ernst & Young, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the matters required to be discussed under the statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The audit committee received from Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the audit committee concerning independence, and discussed with Ernst & Young their independence from us. In addition, the audit committee considered whether Ernst & Young’s provision of non-audit services is compatible with Ernst & Young’s independence.

In reliance on these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

April 15, 2009	The Audit Committee of the Board of Directors:
Hank Adler (Chairman), Barbara R. Cambon, and Stuart A. Gabriel

The Conflicts Committee

General

The members of our conflicts committee are Barbara R. Cambon (Chairperson), Hank Adler and Stuart A. Gabriel, all of whom are independent directors. Our charter empowers the conflicts committee to act on any matter permitted under Maryland law if the matter at issue is such that the exercise of independent judgment by directors who are affiliates of our advisor could reasonably be compromised. Among the duties of the conflicts committee are the following:

•	reviewing and reporting on our policies (see “ – Report of the Conflicts Committee” below);

•	approving transactions with affiliates and reporting on their fairness to us (see “ – Report of the Conflicts Committee” below);

•	supervising and evaluating the performance and compensation of our advisor;

•	reviewing our expenses and determining that they are reasonable and within the limits prescribed by our charter, once such review is required by our charter;

•	approving borrowings in excess of limits set forth in our charter; and

•	discharging the board’s responsibilities relating to compensation.

The primary responsibilities of the conflicts committee are enumerated in our charter. The conflicts committee does not have a separate committee charter. The conflicts committee held eight meetings during 2008.

Oversight of Executive Compensation

As noted above, our conflicts committee discharges the board’s responsibilities relating to the compensation of our executives. However, we currently do not have any paid employees and our executive officers do not receive any compensation directly from us.

Report of the Conflicts Committee

Review of our Policies

The conflicts committee has reviewed our policies and determined that they are in the best interest of our stockholders. Set forth below is a discussion of the basis for that determination.

Offering Policy. We are conducting a public offering of up to 200 million shares of common stock at $10 per share (with discounts available for certain categories of investors). We are also offering up to 80 million shares of common stock under our dividend reinvestment plan. We believe these offerings are currently in the best interest of our stockholders because they increase the likelihood that we will be able to acquire a diverse portfolio of income-producing assets, thereby reducing risk in our portfolio. For the year ended December 31, 2008, the costs of raising capital in our primary offering and our dividend reinvestment plan represented 11% of the capital raised.

Acquisition and Investment Policies. We intend to invest in and manage a diverse portfolio of real estate and real estate-related assets. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to our investors. We intend to allocate between 60% and 70% of our portfolio to investments in core properties, which are generally existing properties with at least 80% occupancy and minimal near-term rollover, and allocate between 30% and 40% of our portfolio to other real estate-related investments. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of our public offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although these percentages represent our target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment opportunity because it does not precisely fit our expected portfolio composition. We believe that there are sufficient acquisition opportunities that meet this investment focus. Affiliates of our advisor have extensive expertise with these types of real estate investments.

Borrowing Policies. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio; however, given the current debt market environment, we may elect to forego the use of debt on some or all of our future real estate acquisitions. We may elect to secure financing subsequent to the acquisition date on future real estate properties and initially acquire investments without debt financing. Once we have fully invested the proceeds of our ongoing initial public offering, we expect our debt financing to be between 50% and 65% of the cost of our tangible assets (before deducting depreciation or other noncash reserves). Our charter limits our borrowings to 75% of the cost (before deducting depreciation or other noncash reserves) of all of our tangible assets; however, we may exceed that limit if the majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowings to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. During the early stages of our ongoing initial public offering, and to the extent financing in excess of this limit is available at attractive terms, the conflicts committee may approve debt in excess of this limit. From time to time, our debt financing may be below 50% of the cost of all of our tangible assets due to the lack of availability of debt financing. As of February 28, 2009, our borrowings were approximately 41% of the cost (before depreciation or other noncash reserves) of all of our tangible assets.

Disposition Policies. We intend to hold our properties for an extended period, typically four to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. The period that we will hold our investments in real estate-related assets will vary depending on the type of asset, interest rates and other factors. We may hold some of our investments in mortgage and mezzanine loans for four to seven years, though we expect to hold some of our loan investments for two to three years. Upon acquisition of any investment, our advisor develops a well-defined exit strategy for the investment and continually performs a hold-sell analysis on each asset in order to determine the optimal time to sell the asset in order to maximize its return.

Policy Regarding Working Capital Reserves. We establish an annual budget for capital requirements and working capital reserves each year that we update on a monthly basis during the year. We may set aside proceeds from our primary public offering for working capital purposes. We would not expect to use more than 0.5% of the gross proceeds from our primary offering for working capital reserves. We may also use debt proceeds, cash flow from operations and proceeds from our dividend reinvestment plan to meet our needs for working capital for the upcoming year and to build a moderate level of cash reserves if we decide to do so.

Policies Regarding Operating Expenses. For the four consecutive quarters ending December 31, 2008, total operating expenses represented approximately 1% of average invested assets and approximately 38% of net income. Under our charter, commencing with the fiscal quarter ending September 30, 2009, we are required to limit our total operating expenses to the greater of 2% of our average invested assets or 25% of our net income for the four most recently completed fiscal quarters, as these terms are defined in our charter, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors.

Liquidation or Listing Policy. We believe it is in the best interest of our stockholders not to list our shares of common stock on a national exchange at this time. First, we are in the fundraising and acquisition stage of our life cycle, and remaining unlisted improves our ability to continue to raise new equity and purchase additional investments so that our portfolio can achieve greater size and diversification. Second, we believe it is more cost effective to remain unlisted and utilize KBS Capital Advisors as our external advisor at the present time than it would be to internalize all the resources necessary to operate a listed company. Third, our shares are offered as a long-term investment. We believe that the ability to provide our stockholders with liquidity in the near-term is outweighed by the long-term benefits of completing the current offering and allowing the portfolio to mature. In making the decision of whether to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

Our Policy Regarding Transactions with Related Persons

Our charter requires our conflicts committee to review and approve all transactions between us and our advisor, any of our officers or directors or any of their affiliates. Prior to entering into a transaction with a related party, a majority of the conflicts committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. In addition, our Code of Ethics lists examples of types of transactions with related parties that would create prohibited conflicts of interest and requires our officers and directors to be conscientious of actual and potential conflicts of interest with respect to our interests and to seek to avoid such conflicts or handle such conflicts in an ethical manner at all times consistent with applicable law. Our executive officers and directors are required to report potential and actual conflicts to a designated compliance officer, currently our chief financial officer, or, if the compliance officer is affected by the conflict, directly to the Chairman of our conflicts committee.

Certain Transactions with Related Persons

The conflicts committee has reviewed the material transactions between our affiliates and us since the beginning of 2008 as well as any such currently proposed transactions. Set forth below is a description of such transactions and the committee’s report on their fairness.

Our Relationship with KBS Capital Advisors. Our executive officers, Peter M. Bren and Charles J. Schreiber, Jr., indirectly own a controlling interest in and are the managers of KBS Capital Advisors, our advisor. Two other of our executive officers, Peter McMillan III and Keith D. Hall, also indirectly own an ownership interest in our advisor. Messrs. Bren, Hall, McMillan and Schreiber all actively participate in the management and operations of the advisor and, collectively, indirectly own 100% of our advisor. Since our inception, our advisor has provided day-to-day management of our business. Among the services provided by our advisor under the terms of the advisory agreement are the following:

•	finding, presenting and recommending to us real estate investment opportunities consistent with our investment policies and objectives;

•	acquiring properties and other investments on our behalf;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of properties and our other investments;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	engaging and supervising our agents;

•	performing administrative services and maintaining our accounting; and

•	assisting us with our regulatory compliance.

Our advisor is subject to the supervision of our board of directors and only has such authority as we may delegate to it as our agent. Our advisory agreement has a one-year term expiring May 21, 2009 subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. From January 1, 2008 through the most recent date practicable, which was February 28, 2009, we have compensated our advisor as set forth below.

Our advisor or its affiliates may pay some of our organization and offering costs (other than selling commissions and dealer manager fees) incurred in connection with our ongoing public offering, including our legal, accounting, printing, mailing and filing fees. We reimburse our advisor for these costs, but only to the extent that the reimbursement would not cause selling commissions, the dealer manager fee and other organization and offering expenses borne by us to exceed 15% of the gross offering proceeds of our ongoing public offering as of the date of the reimbursement. In addition, our advisor is obligated to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by us in the offering exceed 15% of gross offering proceeds. From January 1, 2008 through February 28, 2009, our advisor incurred approximately $4.0 million of our organization and offering expenses on our behalf and has been reimbursed by us for approximately $3.9 million of such costs.

We incur acquisition fees payable to our advisor equal to 0.75% of the cost of our acquired investments, including acquisition expenses and any debt attributable to such investments. With respect to investments in and originations of loans, in lieu of an acquisition fee we pay our advisor an origination fee equal to 1.0% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We do not pay an acquisition fee with respect to such loans. Acquisition and origination fees relate to services provided in connection with the selection and acquisition or origination of real estate and real estate-related investments. Acquisition fees and origination fees from January 1, 2008 through February 28, 2009 totaled approximately $3.3 million and $1.2 million, respectively. All acquisition and origination fees incurred as of February 28, 2009 have been paid.

In addition to acquisition and origination fees, we reimburse our advisor for amounts that it pays in connection with the selection, acquisition or development of a property or the selection and acquisition or origination of a real estate-related investment, whether or not we ultimately acquire the asset. From January 1, 2008 through February 28, 2009, our advisor and its affiliates did not incur any such costs.

For asset management services, we pay our advisor a monthly fee equal to one-twelfth of 0.75% of the cost of all real estate investments made and our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments. From January 1, 2008 through February 28, 2009, our asset management fees totaled $1.5 million. As of February 28, 2009, $0.3 million of asset management fees were payable to our advisor.

Under our advisory agreement our advisor and its affiliates have the right to seek reimbursement from us for all costs and expenses they incur in connection with their provision of services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and information technology costs. We do not, however, reimburse our advisor for personnel costs in connection with services for which our advisor receives acquisition, origination or disposition fees. Although the advisor has the right to seek reimbursement for our allocable share of its employee costs, to date it has not done so. From January 1, 2008 through February 28, 2009, our advisor and its affiliates incurred, and were reimbursed by us for, approximately $0.2 million of insurance premiums and operating expenses incurred on our behalf.

In addition, on July 17, 2008, our advisor entered into a purchase and sale agreement with a third-party seller, 100/200 Campus Drive, L.L.C., to acquire the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey. On August 8, 2008, the advisor assigned this purchase and sale agreement to us and we reimbursed the advisor $5.4 million, which was the amount of the non-refundable deposit under the purchase and sale agreement. On September 9, 2008, we, through an indirect wholly owned subsidiary, acquired the property directly from the seller. Neither we nor our advisor are affiliated with the seller of the 100 & 200 Campus Drive Buildings.

The conflicts committee considers our relationship with our advisor during 2008 to be fair. The conflicts committee believes that the amounts payable to the advisor under the advisory agreement are similar to those paid by other publicly offered, unlisted, externally advised REITs and that this compensation is necessary in order for the advisor to provide the desired level of services to us and our stockholders.

Our Relationship with KBS Capital Markets Group. Four of our executive officers, Messrs. Bren, Hall, McMillan and Schreiber, indirectly own 100% of KBS Capital Markets Group, the dealer manager for our ongoing public offering. On April 22, 2008, upon the launch of our public offering, we entered into an agreement with our dealer manager, pursuant to which our dealer manager is entitled to receive selling commissions of up to 6.0% of the gross offering proceeds (except that no selling commissions are payable with respect to sales under the dividend reinvestment plan). These commissions are subject to reduction for special sales in certain circumstances. The dealer manager reallows 100% of these commissions to broker-dealers participating in the public offering. From January 1, 2008 through February 28, 2009, we incurred selling commissions of $23.1 million, of which 100% was reallowed to participating broker-dealers.

Our dealer manager also receives a dealer manager fee of 3.5% of gross offering proceeds (except that no dealer manager fee is payable with respect to shares sold under the dividend reinvestment plan). The dealer manager may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee (in special cases, the dealer manager has the option to increase the amount of this reallowance). The dealer manager fee is reduced for certain volume discount sales. From January 1, 2008 through February 28, 2009, we incurred dealer manager fees of $13.9 million, of which approximately $5.6 million was reallowed to participating broker-dealers.

In addition to selling commissions and dealer manager fees, we are also obligated to reimburse the dealer manager and its affiliates for certain offering related expenses that they incur on our behalf. These include expenses for travel, meals, lodging and attendance and sponsorship fees incurred by employees of the dealer manager and its affiliates to attend retail conferences sponsored by participating broker-dealers and other meetings with participating broker-dealers; expense reimbursements to broker-dealers for actual costs incurred in connection with attending bona fide education meetings hosted by us; certain technology costs associated with the offering; certain legal fees allocable to the dealer manager; and reimbursement of bona fide due diligence expenses of broker-dealers (provided that our reimbursement of the bona fide due diligence expenses of broker-dealers shall not exceed in the aggregate 0.5% of the gross offering proceeds from the offering). Under our dealer manager agreement, we are responsible for reimbursing our dealer manager and its affiliates for offering related expenses they incur provided that our reimbursement payments shall not cause (i) total underwriting compensation (excluding reimbursement of bona fide due diligence expenses) to exceed 10% of the gross proceeds from the offering, or (ii) total organization and offering expenses borne by us to exceed 15% of the gross offering proceeds of the offering as of the date of the reimbursement. From January 1, 2008 through February 28, 2009, we have reimbursed or intend to reimburse our dealer manager for approximately $1.7 million.

The conflicts committee believes that this arrangement with our dealer manager is fair. The compensation payable to our dealer manager reflects our belief that such selling commissions and dealer manager fees will maximize the likelihood that we will be able to achieve our goal of acquiring a large, diversified portfolio of real estate and real estate-related investments.

Currently Proposed Transactions. There are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

April 15, 2009	The Conflicts Committee of the Board of Directors:
Barbara R. Cambon (Chairperson), Hank Adler and Stuart A. Gabriel

Nomination of Directors

General

We do not have a standing nominating committee. However, our conflicts committee, which is composed of all of our independent directors, is responsible for identifying and nominating replacements for vacancies among our independent director positions. Our board believes that the primary reason for creating a standing nominating committee is to ensure that candidates for independent director positions can be identified and their qualifications assessed under a process free from conflicts of interest with us. Because nominations for vacancies in independent director positions are handled exclusively by a committee composed only of independent directors, our board of directors has determined that the creation of a standing nominating committee is not necessary. Nominations for replacements for vacancies among non-independent director positions are considered and made by the full board. We do not have a charter that governs the director nomination process.

Board Membership Criteria

With respect to filling vacancies for independent director positions, the conflicts committee reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the board. The full board annually conducts a similar review with respect to all director nominations. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate and real estate finance industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with us and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by the conflicts committee shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage.

Selection of Directors

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the conflicts committee must nominate replacements for any vacancies among the independent director positions. All director nominees stand for election by the stockholders annually.

In nominating candidates for the board of directors, the board (or the conflicts committee, as appropriate) solicits candidate recommendations from its own members and management of KBS Capital Advisors. The board and the conflicts committee may also engage the services of a search firm to assist in identifying potential director nominees.

The board and the conflicts committee will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below. In evaluating the persons recommended as potential directors, the board (or the conflicts committee, as appropriate) will consider each candidate without regard to the source of the recommendation and take into account those factors that they determine are relevant. Stockholders may directly nominate potential directors (without the recommendation of the committee) by satisfying the procedural requirements for such nomination as provided in Article II, Section 2.12 of our Bylaws. Any stockholder may request a copy of our Bylaws free of charge by calling 866-KBS-4CMG.

Stockholder Communications with the Board of Directors

We have established a procedure for stockholders to communicate concerns to the board of directors. Stockholders should communicate to our compliance officer or the chairperson of the conflicts committee any complaints or concerns, including (1) suspected violations or concerns as to compliance with laws, regulations, our Code of Ethics or other suspected wrongdoings affecting us or properties or assets we own, or (2) any complaints or concerns regarding our accounting, internal accounting controls, or auditing matters, or any concerns regarding any questionable accounting or auditing matters affecting us. Our compliance officer is our chief financial officer. If the compliance officer or chairperson of the conflicts committee receives any report involving a complaint or concern regarding our financial disclosure, internal accounting controls, questionable auditing or accounting matters or practices or other issues relating to our accounting or auditing, then the compliance officer or chairperson of the conflicts committee will promptly notify the audit committee. Stockholders may contact the compliance officer, Mr. David E. Snyder, or the chairperson of the conflicts committee, Ms. Barbara R. Cambon, by writing to them at our executive offices. The mailing address of our executive offices is 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.

Stockholders can also communicate directly with the chairman of our board of directors at our annual meeting. Although we do not have a policy regarding the attendance of our board members at annual meetings of our stockholders, we expect that the chairman of our board will be present at all such meetings. At the time of our 2008 annual meeting of stockholders we had not commenced operations and had only one stockholder, for this reason the 2008 annual meeting of stockholders was conducted by written consent in lieu of an actual meeting and, as a consequence, none of our directors were present.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. All of our directors have terms expiring on the date of the 2009 annual meeting and are being nominated for re-election to serve until the 2010 annual meeting and until his or her successor is elected and qualified.

Name	Position(s)	Age	Year First Became a Director
Peter M. Bren	President	75	N/A
Charles J. Schreiber, Jr.	Chairman of the Board, Chief Executive Officer and Director	57	2007
Peter McMillan III	Executive Vice President, Treasurer, Secretary and Director	51	2007
Keith D. Hall	Executive Vice President	50	N/A
David E. Snyder	Chief Financial Officer	38	N/A
Stacie K. Yamane	Chief Accounting Officer	44	N/A
Hank Adler	Director	62	2008
Barbara R. Cambon	Director	55	2008
Stuart A. Gabriel	Director	55	2008

Peter M. Bren is our President, a position he has held since our inception in 2007. He is also the President of our advisor, KBS Capital Advisors, and KBS Real Estate Investment Trust, Inc. (“KBS REIT I”), another KBS-sponsored non-traded real estate investment trust. Mr. Bren has served as President of our advisor and KBS REIT I since their formations in 2004 and 2005, respectively. Mr. Bren is also a sponsor of KBS Strategic Opportunity REIT, Inc. (“KBS Strategic REIT”), a newly formed KBS-sponsored real estate investment trust that has not yet commenced operations. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and of the dealer manager of our ongoing public offering. Mr. Bren and Mr. Schreiber are the managers of our advisor, although all four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor.

Mr. Bren has also served as Chairman of the Board and President of KBS Realty Advisors LLC, a nationally recognized real estate investment adviser, and the other KBS-affiliated investment advisers since their respective formations. The first investment adviser affiliated with Messrs. Bren and Schreiber was formed in 1992. KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, has been involved in the investment in or management of over $10 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, and the investors in us and KBS REIT I.

Peter Bren oversees all aspects of KBS Capital Advisors’ and KBS Realty Advisors’ business activities, including the acquisition, management and disposition of assets. He is also a member of the investment committee formed by KBS Capital Advisors to evaluate and authorize new investment opportunities for us. Mr. Bren is also responsible for investor relationships. Through KBS-affiliated entities, Mr. Bren has teamed with Mr. Schreiber since 1992 to invest, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors.

Mr. Bren has been involved exclusively in real estate development, management, acquisition, disposition and financing for 40 years as the President of The Bren Company; a former Senior Partner of Lincoln Property Company; President of Lincoln Property Company, Europe; and Chairman of the Board and President of KBS Realty Advisors and KBS Capital Advisors. Mr. Bren is also a founding member of The Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management.

Charles J. Schreiber, Jr. is the Chairman of our board of directors and our Chief Executive Officer, positions he has held since our inception in 2007. He is also the Chief Executive Officer of our advisor and the Chairman of the board of directors and Chief Executive Officer of KBS REIT I. Mr. Schreiber has served in these positions for our advisor and KBS REIT I since their formations in 2004 and 2005, respectively. Mr. Schreiber is also a sponsor of KBS Strategic REIT. Other than de minimis amounts owned by family members or family trusts, Mr. Schreiber indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of our ongoing public offering. Mr. Schreiber and Mr. Bren are the managers of our advisor, although all four of our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, actively participate in the management and operations of our advisor.

Mr. Schreiber has also served as Chief Executive Officer of KBS Realty Advisors LLC and the other KBS-affiliated investment advisers since their respective formations. The first investment adviser affiliated with Messrs. Bren and Schreiber was formed in 1992. KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, has been involved in the investment in or management of over $10 billion of real estate investments on behalf of institutional investors and the investors in us and KBS REIT I.

As Chief Executive Officer of KBS Capital Advisors and KBS Realty Advisors, Mr. Schreiber oversees all operations of the companies, including the acquisition and management of individual investments for KBS-advised investors and their portfolios of income-producing real estate assets. He directs all facets of the company’s business activities. He is also a member of the investment committee formed by KBS Capital Advisors to evaluate and authorize new investment opportunities for us. Mr. Schreiber is also responsible for investor relationships.

Mr. Schreiber has been involved exclusively in real estate development, management, acquisition, disposition and financing for more than 35 years. Prior to teaming with Mr. Bren in 1992, he served as the Executive Vice President of Koll Investment Management Services and Executive Vice President of Acquisitions/Dispositions for The Koll Company. During the mid-1970s through the 1980s, he was Founder and President of Pacific Development Company and was previously Senior Vice President/Southern California Regional Manager of Ashwill-Burke Commercial Brokerage.

Mr. Schreiber graduated from the University of Southern California with a Bachelor’s Degree in Finance with emphasis in Real Estate. During his four years at USC, he did graduate work in the then newly-formed Real Estate Department in the USC Graduate School of Business. He is currently an Executive Board Member for the USC Lusk Center for Real Estate at the University of Southern California Marshall School of Business/School of Policy, Planning and Development.

Peter McMillan III is our Executive Vice President, Treasurer, Secretary and one of our directors, positions he has held since our inception in 2007. He is also Executive Vice President, Treasurer, Secretary and a director of KBS REIT I and President, Chairman of the Board and a director of KBS Strategic REIT, positions he has held since their respective formations in 2004 and 2008. Mr. McMillan also owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of our ongoing public offering.

Mr. McMillan is a co-founder and the Managing Partner of Willowbrook Capital Group, LLC. Prior to forming Willowbrook in 2000, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments. Before joining SunAmerica in 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company with responsibility for the company’s $6 billion fixed income portfolios. Mr. McMillan received his Master of Business Administration in Finance from the Wharton Graduate School of Business at the University of Pennsylvania and his Bachelor of Arts Degree with honors in Economics from Clark University. Mr. McMillan is a director of Steinway Musical Instruments, Inc. and Metropolitan West Funds.

Keith D. Hall is our Executive Vice President, a position he has held since our inception in 2007. He is also the Executive Vice President of KBS REIT I and Chief Executive Officer and a director of KBS Strategic REIT, positions he has held since their respective formations in 2004 and 2008. Mr. Hall also owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of our ongoing public offering.

Mr. Hall is a co-founder of Willowbrook Capital Group, LLC, an asset management company. Prior to forming Willowbrook in 2000, Mr. Hall was a Managing Director at CS First Boston, where he managed CSFB’s distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Mr. Hall’s two primary business unit responsibilities were Mezzanine Lending and Commercial Real Estate Development. Before joining CSFB in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income, commercial mortgage-backed securities. Mr. Hall spent the 1980s as a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high yield real estate securities. Mr. Hall received a Bachelor of Arts Degree with honors in Finance from Cal State Sacramento.

David E. Snyder is our Chief Financial Officer. He is also the Chief Financial Officer of KBS REIT I and the Chief Financial Officer, Treasurer and Secretary of KBS Strategic REIT, positions he has held since December 2008. In late November 2008, Mr. Snyder was also appointed Chief Financial Officer of KBS Capital Advisors.

From January 1998 to May 2008, Mr. Snyder was at Nationwide Health Properties, Inc. (“NHP”), a real estate investment trust specializing in healthcare related property. He served as the Vice President and Controller from July 2005 to February 2008 and Controller from January 1998 to July 2005. At NHP, Mr. Snyder was responsible for internal and external financial reporting, Sarbanes-Oxley compliance, budgeting, debt compliance, negotiation and documentation of debt and equity financing and the negotiation of acquisition and leasing documentation. In addition, Mr. Snyder was part of the senior management team that approved investments, determined appropriate financing and developed strategic goals and plans. As part of his investment and financing responsibilities, Mr. Snyder participated in the origination, modification and refinancing of mortgage loans made to customers, mortgages obtained on real estate and unsecured credit facilities.

Mr. Snyder was an adjunct accounting professor at Biola University from 1998 to 2005, teaching courses in auditing and accounting. He was the director of financial reporting at Regency Health Services, Inc., a skilled nursing provider, from November 1996 to December 1997. From October 1993 to October 1996, Mr. Snyder worked for Arthur Andersen LLP. Mr. Snyder received a Bachelor of Arts Degree in Business Administration with an emphasis in Accounting from Biola University in La Mirada, California. Mr. Snyder is a Certified Public Accountant.

Stacie K. Yamane is our Chief Accounting Officer and has served in that capacity since October 2008. From our inception in 2007 until December 2008, Ms. Yamane served as our Chief Financial Officer. She also held the position of Controller from 2007 until October 2008. Ms. Yamane is also the Fund Controller of our advisor and Chief Accounting Officer of KBS REIT I. She has been an officer of these entities since their formations in 2004 and 2005, respectively.

In addition, Ms. Yamane serves as Senior Vice President/Controller, Portfolio Accounting for KBS Realty Advisors LLC, a position she has held since 2004. She served as a Vice President/ Portfolio Accounting with KBS-affiliated investment advisers from 1995 to 2004. At KBS Realty Advisors, Ms. Yamane is responsible for client accounting/ reporting for four real estate portfolios. These portfolios consist of industrial, office and retail properties as well as land parcels. Ms. Yamane works closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assists in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining an affiliate of KBS Realty Advisors in February of 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements presented under the U.S. generally accepted accounting principles basis, as well as financial statements presented on a cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experiences at KBS and Kenneth Leventhal & Company give her 20 years of real estate experience.

Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University, Fullerton. She is a Certified Public Accountant (inactive California).

Hank Adler is one of our independent directors. Professor Adler is also an independent director of KBS REIT I. He is currently an Assistant Professor of Accounting at Chapman University. Prior to his retirement from Deloitte & Touche, LLP in 2003, Professor Adler was a partner with that firm where he had been employed for over 30 years. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. He received a Bachelor of Science in Accounting and a Master of Business Administration from the University of California, Los Angeles. Professor Adler currently serves on the board of directors, compliance committee and as chairman of the audit committee of Corinthian Colleges, Inc. From 1998 to 2007, he also chaired the Toshiba Senior Classic charity event, a PGA Senior Tour championship event. In the 1990s, he served on the board of trustees and as President of the Irvine Unified School District. From 1994 to 2006, he served on the board of directors of Hoag Hospital Memorial Presbyterian.

Barbara R. Cambon is one of our independent directors. Ms. Cambon is also an independent director of KBS REIT I. Since October 2003, she has served as a Managing Member of Snowcreek Management LLC, a real estate asset-management company whose business activities focus on residential development projects for institutional investors. As Managing Member, Ms. Cambon provides asset management services to an institutional partnership investment in residential real estate development. She has been in the real estate investment business for 25 years, principally working with institutional capital sources and investment programs. From November 1999 until October 2002, she served as a Principal of Los Angeles-based Colony Capital, LLC, a private real estate investment firm, and from April 2000 until October 2002 she also served as Chief Operating Officer of Colony. Prior to joining Colony in 1999, Ms. Cambon was President and Founder of Institutional Property Consultants, Inc., a real estate consulting company. She is a past Director and Chairman of the Board of the Pension Real Estate Association and past Director of the National Council of Real Estate Investment Fiduciaries. Ms. Cambon serves on the board of directors and on the audit and corporate governance committees of BioMed Realty Trust, Inc., on the board of Neighborhood Bancorp and on the University of San Diego Burnham-Moores Real Estate Institute Policy Advisory Board. Ms. Cambon received a Master of Business Administration from Southern Methodist University and a Bachelor of Science Degree in Education from the University of Delaware.

Stuart A. Gabriel, Ph.D. is one of our independent directors. Professor Gabriel is also an independent director of KBS REIT I. On June 1, 2007, Professor Gabriel was appointed Director and Arden Realty Chair at the Richard S. Ziman Center for Real Estate and Professor of Finance in the Anderson School of Management at the University of California, Los Angeles. Prior to joining UCLA he was Director and Lusk Chair in Real Estate at the

Lusk Center for Real Estate, a position he held from 1999 to 2007. Professor Gabriel also served as Professor of Finance and Business Economics in the Marshall School of Business at the University of Southern California, a position he held from 1994 to 2007. In 2004, he was elected President of the American Real Estate and Urban Economics Association. Professor Gabriel serves on the editorial boards of Journal of Real Estate Finance and Economics, Journal of Housing Economics, Housing Policy Debate, Real Estate Finance and Journal of Real Estate Research. He is also a Fellow of the Homer Hoyt Institute for Advanced Real Estate Studies. Professor Gabriel has published extensively on topics of real estate finance and urban and regional economics. His teaching and academic research experience include analysis of structured finance products, including credit default swaps, mezzanine loan participations, B-Notes, commercial mortgage-backed securities and collateralized debt obligations. Also, he has received a number of awards at USC for outstanding graduate teaching. Professor Gabriel serves as a consultant to numerous corporate and governmental entities. Prior to joining the USC faculty in 1990, Professor Gabriel served on the economics staff of the Federal Reserve Board in Washington, D.C. He also has been a Visiting Scholar at the Federal Reserve Bank of San Francisco. Professor Gabriel holds a Ph.D. in Economics from the University of California, Berkeley.

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, KBS Capital Advisors, our advisor, and its affiliates and are compensated by these entities, in part, for their services to us. See “– The Conflicts Committee – Report of the Conflicts Committee – Transactions with Affiliates” for a discussion of the fees paid to KBS Capital Advisors and its affiliates.

Compensation of Directors

If a director is also one of our executive officers, we do not pay any compensation for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by our board of directors, based upon recommendations from our advisor. Four of our executive officers, Messrs. Bren, Hall, McMillan and Schreiber, manage and control our advisor, and through the advisor, they are involved in recommending and setting the compensation to be paid to our independent directors.

We have provided below certain information regarding compensation earned by and paid to our directors during fiscal year 2008.

Name	Fees Earned or Paid in Cash in 2008	All Other Compensation	Total
Hank Adler	$63,347	$–	$63,347
Barbara R. Cambon	68,347	–	68,347
Stuart A. Gabriel	57,347	–	57,347
Peter McMillan III (1)	–	–	–
Charles J. Schreiber, Jr. (1)	–	–	–

(1)	Directors who are also our executive officers do not receive compensation for services rendered as a director.

Cash Compensation

Effective as of October 1, 2008, we pay each of our independent directors:

•	an annual retainer of $40,000;

•	$2,500 for each board meeting attended;

•	$2,500 for each committee meeting attended (committee chairpersons receive an additional $500 per committee meeting for serving in that capacity);

•	$2,000 for each teleconference meeting of the board; and

•	$2,000 for each teleconference meeting of any committee (committee chairpersons receive an additional $1,000 per teleconference committee meeting for serving in that capacity).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

STOCK OWNERSHIP

The following table shows, as of April 15, 2009 the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage

Hank Adler	–	–

Peter M. Bren	20,000 (3)	*

Barbara R. Cambon	–	–

Stuart A. Gabriel	–	–

Keith D. Hall	20,000 (3)	*

Peter McMillan III	20,000 (3)	*

Charles J. Schreiber, Jr.	20,000 (3)	*

David E. Snyder	–	–

Stacie K. Yamane	–	–

All officers and directors as a group	20,000 (3)	*

*	Less than 1% of the outstanding common stock.
(1)	Address of each named beneficial owner is c/o KBS Real Estate Investment Trust II, Inc., 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.
(2)	None of the shares are pledged as security.
(3)	Includes 20,000 shares owned by KBS Capital Advisors, which is indirectly owned and controlled by Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, executive officers, and any persons beneficially owning more than 10% of our common stock are required to report their initial ownership of the common stock and most changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we are required to identify in this proxy statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to these reporting requirements filed the reports on a timely basis in 2008.

PROPOSAL 1. ELECTION OF DIRECTORS

At the annual meeting, you and the other stockholders will vote on the election of all five members of our board of directors. Those persons elected will serve as directors until the 2010 annual meeting and until their successors are duly elected and qualified. The board of directors has nominated the following people for re-election as directors:

— Charles J. Schreiber, Jr.	— Peter McMillan III
— Hank Adler	— Barbara R. Cambon
— Stuart A. Gabriel

Each of the nominees for director is a current member of our board of directors. Detailed information on each nominee is provided on pages 12 through 16.

The appointed proxies will vote your shares of common stock as you instruct, unless you submit your proxy without instructions. In this case, they will vote FOR all of the director nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Vote Required

Under our charter, a majority of the votes present in person or by proxy at the meeting is required for the election of the directors. This means that a director nominee needs to receive more votes for his or her election than against his or her election in order to be elected to the board. Because of this majority vote requirement, “withhold” votes will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

Whether you plan to attend the meeting and vote in person or not, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the internet, (2) by telephone or (3) by mail, using the enclosed proxy card. Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

ALL NOMINEES LISTED FOR REELECTION AS DIRECTORS.

STOCKHOLDER PROPOSALS

Any proposals by stockholders for inclusion in proxy solicitation material for the next annual meeting must be received by our secretary, Peter McMillan III, at our executive offices no later than December 28, 2009. However, if we hold our annual meeting before June 14, 2010 or after August 13, 2010, stockholders must submit proposals for inclusion in our 2010 proxy statement within a reasonable time before we begin to print our proxy materials. The mailing address of our executive offices is 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660. If a stockholder wishes to present a proposal at the 2010 annual meeting, whether or not the proposal is intended to be included in the 2010 proxy materials, our bylaws require that the stockholder give advance written notice to our secretary by January 27, 2010.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

APPENDIX

AUDIT COMMITTEE CHARTER

Committee Membership:

The Audit Committee of the Board of Directors (the “Board”) of KBS Real Estate Investment Trust II, Inc. (the “Company”) shall be comprised of at least three directors, each of whom the Board has determined has no material relationship with the Company and each of whom is otherwise “independent” under the rules of the New York Stock Exchange, Inc. and Rule 10A-3 under the Securities Exchange Act of 1934. The Board shall also determine that each member is “financially literate,” and that one member of the Audit Committee has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board in its business judgment, and whether any member of the Audit Committee is an “audit committee financial expert,” as defined by the rules of Securities and Exchange Commission (the “SEC”). If the Board has determined that a member of the Audit Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

Members shall be appointed by the Board and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Purposes:

The purposes of the Audit Committee are to:

1.	oversee (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function; and

2.	prepare an audit committee report as required by the SEC for inclusion in the Company’s annual proxy statement.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending on or after December 15, 2009, subject to final SEC rulemaking]) and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in independence Standards Board No. 1.

The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form l0-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

Committee Duties and Responsibilities:

To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

1.	with respect to the independent auditors,

(i)	to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee;

(ii)	to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

(iii)	to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

(iv)	to ensure that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors;

(v)	to obtain from the independent auditors in connection with any audit a timely report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences;

(vi)	to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

(vii)	to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself; and

(viii)	to take into account the opinions of management and the Company’s internal auditors in assessing the independent auditors’ qualifications, performance and independence;

2.	with respect to accounting principles and policies, financial reporting and internal control over financial reporting,

(i)	to advise management and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

(ii)	to consider any reports or communications (and management’s responses thereto) submitted to the Audit Committee by the independent auditors, including those required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented or other professional standards;

(iii)	to meet with management and the independent auditors:

•	to discuss the scope of the annual audit;

•

to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•

to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, or the independent auditors, relating to the Company’s financial statements;

•

to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	to discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	to review the form of opinion the independent auditors propose to render to the Board of Directors and stockholders; and

•

to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(iv)	to inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(v)	to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the

Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(vi)	to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

(vii)	to discuss with the Company’s senior compliance officer any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

(viii)	to discuss and review the type and presentation of information to be included in earnings press releases;

(ix)	to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

(x)	to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

(xi)	to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise; and

(xii)	to establish hiring policies for employees or former employees of the independent auditors;

3.	with respect to reporting and recommendations,

(i)	to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement;

(ii)	to prepare and issue the evaluation required under “Performance Evaluation” below; and

(iii)	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

Committee Structure and Operations:

The Audit Committee shall designate one member of the Committee as its chairperson. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately periodically with management and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

Delegation to Subcommittee:

The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Performance Evaluation:

The Audit Committee shall prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation shall compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation shall also recommend to the Board any improvements to the Audit Committee’s charter deemed necessary or desirable by the Audit Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make the report.

Resources and Authority of the Audit Committee:

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.	Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation of any advisors employed by the Audit Committee; and

3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

KBS Real Estate Investment Trust II, Inc.

620 NEWPORT CENTER DRIVE • SUITE 1300 • NEWPORT BEACH • CALIFORNIA 92660

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Charles J. Schreiber, Jr., Peter McMillan III, David E. Snyder and Stacie K. Yamane, and each of them, as proxy and attorney-in-fact, each with the power to appoint his or her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of KBS REAL ESTATE INVESTMENT TRUST II, INC. to be held on July 14, 2009, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement, and the annual report.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees listed. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the July 14, 2009 meeting date.

PLEASE RETURN ONLY THIS PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE. DO NOT RETURN THE PROXY STATEMENT. IF YOU RETURN ANY ADDITIONAL DOCUMENTS, YOUR PROXY MAY BE UNDELIVERABLE BECAUSE OF INSUFFICIENT POSTAGE.

FOLD AND DETACH HERE IF YOU ELECT TO VOTE BY MAIL

KBS Real Estate Investment Trust II

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS KBS REAL ESTATE INVESTMENT TRUST II, INC.

Tuesday, July 14, 2009 11:00 a.m. (PDT)

At

The Island Hotel, Yorba Room

690 Newport Center Drive Newport Beach, California 92660

Your Vote Is Important!

Using the telephone or Internet, you can vote any time, 24 hours a day.

You can authorize a proxy in one of three ways:

1. Vote by Telephone: Call toll-free 800-404-7833 on a touch tone telephone and follow the instructions. There is NO CHARGE to you for this call.

2. Vote by Internet at the following Internet Address: http://www.proxyvoting.com/kbsreit2 Follow the on-screen instructions provided there.

3. Vote by Mail: Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

See detailed instructions on the reverse side of this form.

Please mark your choice like this X in blue or black ink. The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.

1. Election of FOR all nominees listed below WITHHOLD for all nominees listed below Directors (01) Schreiber (02) McMillan (03) Adler (04) Cambon (05) Gabriel

FOR ALL EXCEPT THE FOLLOWING CANDIDATE(S):

Control Number

Signature Dated

Please sign exactly as name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Signature if held jointly Dated

KBS Real Estate Investment Trust II

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE, DETACH AND RETURN THIS PROXY CARD IN THE ENCLOSED POSTPAID ENVELOPE.

Control Number for Telephone/Internet Proxy Authorization

IN ORDER TO SAVE TIME, COST AND PAPER WE ENCOURAGE ONLINE OR PHONE VOTING

Using the telephone or Internet, you can vote any time, 24 hours a day.

If you authorize a proxy by telephone or Internet, the named proxies will be authorized to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET: You will be asked to enter the CONTROL NUMBER located in the box in the upper right of www.proxyvoting.com/kbsreit2 this form. Follow the on-screen instructions provided there.

VOTE BY PHONE: You will be asked to enter the CONTROL NUMBER located in the box in the upper right of Toll Free: (800) 404-7833 this form. Follow the instructions.

If you vote by phone or Internet, do not mail the proxy card.

04/09 2141

KBS REAL ESTATE INVESTMENT TRUST II,

KBS REAL ESTATE INVESTMENT TRUST II, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – July 14, 2009

This Proxy is solicited on behalf of The board of directors. The undersigned stockholder hereby appoints Charles J. Schreiber, Jr., Peter McMillan III, David E. Snyder and Stacie K. Yamane, and each of them, as proxy and attorney-in-fact, each with the power to appoint his or her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of KBS REAL ESTATE INVESTMENT TRUST II, INC. to be held on July 14, 2009 at 11:00 a.m. (PDT) at the Island Hotel, Yorba Room, 690 Newport Center Drive, Newport Beach, California, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement, and the annual report. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees listed. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the July 14, 2009 meeting date.

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.

1. Election of Directors FOR all nominees listed below WITHHOLD for all nominees listed below (01) Schreiber (02) McMillan (03) Adler (04) Cambon (05) Gabriel

FOR ALL EXCEPT THE FOLLOWING CANDIDATE(S):

Signature Dated

Please sign exactly as name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Signature if held jointly Dated

TO VOTE BY MAIL

Please date sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE

Please call 1-800-404-7833 toll-free and follow the instructions. Have your control number and the proxy card available when you call. There is NO CHARGE to you for this call.

TO VOTE BY INTERNET

Please access the web page at www.proxyvoting.com/kbsreit2 and follow the on-screen instructions. Have your control number available when you access the web page.

VOTE BY INTERNET www.proxyvoting.com/kbsreit2

OR

VOTE BY PHONE

Toll Free: (800) 404-7833

Control Number for Internet/Telephone Voting

(Please sign and date the proxy card on the reverse side.)